United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

ASTROTECH CORPORATION

(Exact name of Registrant as Specified in its Charter)

Washington

(State or other Jurisdiction of Incorporation or Organization)

001-34426	91-1273737
(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650,
Austin, Texas	78701
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (512) 485-9530

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      Other Events

On December 16, 2014, Astrotech Corporation (“Astrotech”) announced that its Board of Directors has approved a share repurchase program authorizing the company to repurchase up to $5.0 million of the company’s common stock through December 31, 2015.

Repurchases under the share repurchase program may be made from time to time through open market transactions, privately negotiated transactions or otherwise, as determined by the company depending on market conditions and business needs. The share repurchase program does not obligate the Company to purchase any particular amount of common shares and it may be suspended, discontinued or modified at any time at the Company’s discretion and without prior notice.

Astrotech had approximately 19,697,627 shares of common stock outstanding as of November 7, 2014.

ITEM 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release announcing the share repurchase program, issued by Astrotech Corporation on December 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION
(Registrant)

Date: December 16, 2014	By:	/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing the share repurchase program, issued by Astrotech Corporation on December 16, 2014